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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 2, 1998

                            OXFORD HEALTH PLANS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                 0-19442                     06-1118515
(State or other jurisdiction)      (Commission                  (IRS Employer
       of incorporation)           File Number)              Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut                         06854
  (Address of principal executive offices)                         (Zip Code)

                                 (203) 852-1442
              (Registrant's telephone number, including area code)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         The Company has dismissed KPMG Peat Marwick LLP as the independent accountants of the Company, effective June 2, 1998. The Company has selected the firm of Ernst & Young LLP to serve as the independent accountants of the Company, commencing immediately. The reports of KPMG Peat Marwick LLP on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. This change in accountants was approved by the Audit Committee of the Board of Directors of the Company. During the Company's two most recent fiscal years and through June 2, 1998, there were no disagreements with KPMG Peat Marwick LLP concerning accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG Peat Marwick LLP would have caused KPMG Peat Marwick LLP to make reference thereto in their report on the financial statements for such years, and there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company has provided KPMG Peat Marwick LLP with a copy of the disclosure contained herein and has requested that KPMG Peat Marwick LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 9, 1998, is filed as Exhibit 16 of this Form 8-K.

ITEM 7. Financial Statements and Exhibits

         (c)      Exhibits

                  16 Letter from KPMG Peat Marwick LLP regarding change in certifying accountant of Registrant


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             OXFORD HEALTH PLANS, INC.

Date: June 9, 1998                           By:     /s/ ALBERT A. KOCH
                                                     ---------------------
                                                     Albert A. Koch
                                                     Principal Financial Officer


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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                                  EXHIBIT INDEX

Exhibit                                                                    Page
Number                     Description of Document                        Number

16       Letter From KPMG Peat Marwick Regarding Change in
         Certifying Accountant of Registrant                                   5


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